Exhibit 99.1

[OPENWAVE LETTERHEAD]

For Immediate Release

OPENWAVE ANNOUNCES STOCK OPTION
EXCHANGE PROGRAM FOR EMPLOYEES

REDWOOD CITY, Calif. — August 1, 2001 — Openwave Systems Inc. (Nasdaq: OPWV), the worldwide leader of open IP-based communication infrastructure software and applications, today announced that its Board of Directors has approved a voluntary stock option exchange program for its employees.

Under the program, Openwave employees will be given the opportunity to voluntarily cancel unexercised vested and non-vested stock options previously granted to them in exchange for replacement stock options at a future date. Depending on the original exercise price of the stock options, the replacement options will be for the same number, at most, or a fewer number of shares than the cancelled options. The replacement stock options will be granted with an exercise price equal to the fair market value of OPWV stock on the date of grant, which will be between six months plus one day and seven months after the option cancellation date of September 11, 2001.

“Stock Options are a long-term incentive program to help align employees with the long-term growth and value of the company,” said Don Listwin, Openwave CEO and Chairman of the Board. “We are optimistic about our market opportunity and confident in our ability to execute. This stock option exchange program is designed to motivate our talented employees to continue to deliver great results and share in Openwave’s long-term success.”

The exchange program has been designed to comply with the FASB Interpretation No. 44 “Accounting for Certain Transactions Involving Stock Compensation” and accordingly, the Company does not expect that there will be any variable compensation charges as a result of

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this stock option exchange program. The Chairman and non-employee Board Members of the Company are not eligible to participate in this program.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the worldwide leader of open IP-based communication infrastructure software and applications. Openwave is a global company headquartered in Redwood City, California. For more information, please visit www.openwave.com.

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe and the Middle East including Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of the Company’s software; (d) the ability to successfully partner with other companies; (e) competition and technological changes and developments; and (f) general risks of the Internet and wireless and wireline telecommunications sectors.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q for the quarters ended December 31, 2000 and March 31, 2001, Phone.com’s and Software.com’s most recently filed Annual Reports on Form 10-K, and Phone.com’s registration statement on Form S-4 as filed on October 10, 2000. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com. The Company assumes no obligation to update the forward-looking statements included in this document.

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Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

For more information please contact:

Openwave Systems Inc.
Alexandrea Todd
650.480.4346
alexandrea.todd@openwave.com